UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2008

Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	File No. 001-13595 (Commission File Number)	13-3668641 (IRS Employer Identification No.)

Im Langacher, P.O. Box MT-100
CH-8606, Greifensee, Switzerland
__________________________________________
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:  +41-1-944-2211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 15, 2008, Mettler-Toledo International Inc. (“Mettler-Toledo”) terminated its $450 million Amended and Restated Credit Agreement (the “Old Credit Agreement”) among Mettler-Toledo, certain of its subsidiaries and certain financial institutions, dated as of November 7, 2005.  The Old Credit Agreement was superseded by a new credit agreement, as described in Item 2.03 hereof.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2008, Mettler-Toledo and certain of its subsidiaries entered into a $950 million credit agreement (the “New Credit Agreement”) with JPMorgan Chase, N.A., as Administrative Agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Runners, and certain other financial institutions.

The New Credit Agreement is a revolving credit facility and Mettler-Toledo has drawn on this facility to repay all outstanding amounts under the Old Credit Agreement, which has been terminated.

The material terms of the New Credit Agreement are substantially similar to the terms of the Old Credit Agreement, except with respect to maturity and interest rates.

The $950 million New Credit Agreement is repayable in 2013.  It is not subject to any scheduled principal payments prior to maturity.  Borrowings under the New Credit Agreement bear interest at current market rates plus a margin based on Mettler-Toledo’s senior unsecured credit ratings (currently “BBB” by Standard & Poor’s and “Baa2” by Moody’s) and is currently set at LIBOR plus 0.700%.  Mettler-Toledo must also pay facility fees that are tied to its credit ratings.

The New Credit Agreement requires Mettler-Toledo to maintain a ratio of debt to earnings before interest, tax, depreciation and amortization of less than 3.25 to 1.0 and an interest coverage ratio of more than 3.5 to 1.0.  The New Credit Agreement also contains certain customary affirmative and negative covenants, which, among other things, limit Mettler-Toledo’s ability to grant liens or incur debt at a subsidiary level.  Events of default under the New Credit Agreement include non-payment, covenant breaches, incorrect representations and warranties, cross-default, insolvency proceedings, inability to pay debts, attachment, judgments, ERISA events, and change of control.

The New Credit Agreement is unsecured.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

10.1
Credit Agreement among Mettler-Toledo International Inc., certain of its subsidiaries, JPMorgan Chase, N.A., J.P. Morgan Securities Inc. and Banc of America Securities LLC and certain other financial institutions, dated as of August 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date: August 15, 2008	By:	/s/ James T. Bellerjeau
James T. Bellerjeau
General Counsel

Exhibit Index

Exhibit No.	Description

10.1
Credit Agreement among Mettler-Toledo International Inc., certain of its subsidiaries, JPMorgan Chase, N.A., J.P. Morgan Securities Inc. and Banc of America Securities LLC and certain other financial institutions, dated as of August 15, 2008